UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 9, 2026

Flyte Aviation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VJET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02         Unregistered Sales of Equity Securities.

On October 9, 2026, pursuant to the Additional Investment Right under the Securities Purchase Agreement, dated as of March 9, 2026, by and among Flyte Aviation, Inc. (formerly known as Catheter Precision, Inc.) (the “Company”) and the investors party thereto (the “Purchase Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2026, certain existing investors agreed to purchase an aggregate of 2,050 shares of the Company’s Series C-4 Convertible Preferred Stock, stated value $1,000 per share (the “Series C-4 Preferred Stock”), for aggregate gross proceeds of $2.05 million. The closing is expected to occur on or about October 13, 2026, subject to the satisfaction of customary closing conditions.

Each share of Series C-4 Preferred Stock is convertible, at the option of the holder, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $1.00 per share, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series C-4 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 27, 2026 (the “Series C-4 Certificate of Designation”), which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2026, and subject to a beneficial ownership limitation of 4.99%, which a holder may increase to up to 9.99% upon 61 days’ notice. At the conversion price of $1.00 per share, the 2,050 shares of Series C-4 Preferred Stock are convertible into up to 2,050,000 shares of Common Stock. Dawson James Securities, Inc. acted as placement agent in connection with the sale and will receive customary placement agent fees, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2026.

The shares of Series C-4 Preferred Stock were offered and sold, and the shares of Common Stock issuable upon conversion thereof will be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, to investors who represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D.

The shares of Series C-4 Preferred Stock and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act or any state securities laws, are “restricted securities” as defined in Rule 144 under the Securities Act, and may not be offered, sold or otherwise transferred unless and until they are registered under the Securities Act or are eligible for sale pursuant to Rule 144 or another applicable exemption from registration.

Item 8.01         Other Events.

On October 9, 2026, with the consent of the requisite holders, the Company reduced the conversion price of all outstanding shares of its Series C-1, Series C-2, Series C-3 and Series C-4 Convertible Preferred Stock and its Series D Convertible Preferred Stock from $2.30 per share to $1.00 per share, and waived the applicable floor price to the extent necessary to effect such reduction. The reduced conversion price also applies to shares of Series C-4 Preferred Stock issued after such date, including the shares described in Item 3.02 above.  On October 9, 2026 and in connection with the Series C Convertible Preferred Stock conversion price reduction, the Company also reduced the conversion price of its outstanding Series J Convertible Preferred Stock to $1.00 per share, pursuant to the amendment to the certificate of designation of the Series J Convertible Preferred Stock approved by the Company's stockholders on September 30, 2026.

None of the shares of Common Stock issuable upon conversion of the Series C-4 Preferred Stock have been registered for resale under the Securities Act. The resale of shares of Common Stock issuable upon conversion of the Company's Series J Convertible Preferred Stock has been registered under the Securities Act only with respect to the number of shares issuable at a conversion price of $15.60 per share (or $1.56 per share prior to the Company's 1-for-10 reverse stock split effected on October 5, 2026). Any additional shares of Common Stock issuable as a result of the reduction of the conversion price of the Series J Convertible Preferred Stock have not been registered under the Securities Act and are "restricted securities" as defined in Rule 144.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYTE AVIATION, INC.

Date:	October 9, 2026	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer